EXHIBIT 99.1


FOR IMMEDIATE RELEASE                      FOR MORE INFORMATION CONTACT:
March 12, 1998                             Media - Patricia Cameron
                                                   (318) 388-9674
                                                   pcameron@iamerica.net
                                           Investors - Jeffrey S. Glover
                                                       (318) 388-9648
                                                       jglover@iamerica.net

CENTURY TO PURCHASE 19 WISCONSIN EXCHANGES FROM AMERITECH
MONROE, LA. . . .

Ameritech and Century Telephone Enterprises, Inc., have entered into a definitive agreement under which Century will purchase the assets of some of Ameritech's local telephone operations and directory publishing business in northern and parts of central Wisconsin. The cash transaction is for approximately $225 million and is expected to close in the fourth quarter, pending regulatory approval.

The sale will include the property and equipment that serves 68,000 customers, or 85,000 telephone lines, as well as directory publishing operations for nine telephone directories. The properties to be acquired are adjacent to Century's existing operations. With the acquisition, Century will serve 330,000 telephone lines in Wisconsin. Century is the third largest local telephone company in the state.

The 21 communities served by the 19 exchanges include: Ashland, Bayfield, Cornell, Hurley, Ladysmith, Saxon, Stanley, Superior, Washburn, McAllister, Marinette, Oconto, Oconto Falls, Peshtigo, Baraboo, Berlin, Green Lake, Mazomanie, North Freedom, Princeton and Redgranite.

"This agreement is another major step in Century's efforts to aggressively expand our presence in Wisconsin's rural and smaller urban communities," said Glen F. Post III, Century's president and chief executive officer. "It supports our geographic clustering strategy, with Wisconsin being our largest state in terms of telephone lines served."

"Century will combine these new territories with our existing service areas in neighboring communities, enabling us to enhance network efficiencies and provide our new and existing customers with the highest quality service possible," Post said.

Customers will see no change in their area codes, telephone numbers, or local calling areas, and customer rates for local telephone service will remain the same, under terms of the agreement.

"The sale truly is a win-win opportunity for both companies and shareowners," said Ellen M. Gardner, president of Ameritech Wisconsin. "Customers in these areas will benefit because of the proximity of these exchanges to Century's operations. That allows Ameritech to more effectively focus our resources on our remaining customers, which creates value for our shareowners."

The exchanges that Century will acquire represent less than five percent of Ameritech's telephone operations in Wisconsin, which now include 2.2 million lines and 6,500 employees in the state.

Customers who will be served by Century will be receiving more information in the mail. In addition, both companies have established a special hotline at 1-800-316-7765 to respond to questions from customers.

Century (NYSE: CTL) is the 10th largest local exchange company, based on number of telephone lines, and the 10th largest cellular company, based on population equivalents owned, in the U.S. Century provides a full range of communications services including local, wireless, long distance, voice mail, data services and Internet access to more than two million customers in 21 states. Headquartered in Monroe, LA, Century (www.centurytel.com) is recognized as a leader in serving small urban and rural markets with high-quality, affordable services.

Century currently has 245,000 lines in 96 Wisconsin exchanges. Century has 835 employees in Wisconsin and maintains regional wireline headquarters in La Crosse.

Ameritech (NYSE: AIT) serves millions of customers in 50 states and 40 countries. Ameritech provides a full range of communications services, including local and long distance telephone, cellular, paging, security monitoring, cable TV, Internet services and more. One of the world's 100 largest companies, Ameritech (www.ameritech.com) has 74,000 employees, 1 million shareowners and more than $25 billion in assets.

In addition to historical information, this release includes certain forward-looking statements that are subject to uncertainties that could cause Century's actual results to differ materially from such statements. Such uncertainties include but are not limited to: the effects of ongoing deregulation in the telecommunications industry; the effects of greater than anticipated competition in the Company's markets; possible changes in the demand for the Company's products and services; the Company's ability to successfully introduce new offerings on a timely and cost-effective basis; the risks inherent in rapid technological change; the Company's ability to effectively manage its growth, including integrating newly acquired operations into the Company's operations; and the effects of more general factors such as changes in overall market or economic conditions or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

FACT SHEET

Ameritech and Century Telephone Enterprises, Inc., have entered into a definitive agreement under which Century will purchase the assets of Ameritech's local telephone operations and directory publishing business in 21 communities covering 19 exchanges in northern and parts of central Wisconsin. The sale, for approximately $225 million in cash, will include all property and equipment in the exchanges.

The 21 communities include: Ashland, Bayfield, Cornell, Hurley, Ladysmith, Saxon, Stanley, Superior, Washburn, McAllister, Marinette, Oconto, Oconto Falls, Peshtigo, Baraboo, Berlin, Green Lake, Mazomanie, North Freedom, Princeton and Redgranite.

The following telephone exchange prefixes are affected: (715 area code) 239, 373, 392, 394, 395, 398, 399, 532, 561, 582, 644, 682, 685, 732, 735, 779, 893.
(920 area code) 294,  295,  361,  566,  834, 846. (608 area code) 355, 356, 522,
795.

Sixty-eight thousand customers will be affected by the sale. This represents 85,000 telephone lines and corresponding telephone numbers, 500 pay phones, 23 switching offices and equipment, 37 buildings and nine telephone directories. The sale represents less than 5 percent of Ameritech's total phone lines in Wisconsin.

Fifty Ameritech employees work in these areas. Ameritech anticipates offering affected employees jobs elsewhere within the company based on their qualifications. Century also will be hiring in these areas and affected Ameritech employees will be actively considered by Century.

Regulatory approval from the Federal Communications Commission (FCC) and the U.S. Department of Justice are required before the sale can be completed. All customers currently receiving local phone service from Ameritech in the 21 communities will become Century customers once the sale is approved and the transaction is finalized. Approval is expected near the end of this year. Both companies also will review details of the sale with the Public Service Commission (PSC) of Wisconsin.

Local service rates in the 21 affected communities will remain the same as Ameritech's at least until the year 2000.

Century expects to provide initial financing through its committed credit facilities. While permanent financing plans will be determined once further analysis of the impact of non-strategic asset dispositions is completed, management intends, subject to market conditions, to implement permanent financing consistent with its goal of achieving a long-term debt-to-capital target ratio of 50 percent.

Century has provided quality telephone service in Wisconsin communities for more than 25 years. It has been expanding its presence in Wisconsin and the rest of the country. Last year, Century acquired Pacific Telecom (PTI) and Pecoco, Inc., providers of local exchange services in Wisconsin. Century's Wisconsin presence covers (not including the transaction with Ameritech) 245,000 telephone lines in 96 exchanges, 835 employees and a regional wireline office in La Crosse.

Century is the 10th largest local exchange company in the U.S. based on number of telephone lines, and the 3rd largest local exchange company in Wisconsin. Century offers a range of communications services, including local exchange, wireless, long distance, voice mail, data services and Internet access to more than 2 million customers in 21 states. Its market niche is serving rural and small urban territories.

Customers in the areas being purchased by Century will be receiving more information in the mail. Customers will keep their existing telephone numbers and will not have to do anything differently regarding their existing service. In addition, both companies have established a special hotline at 1-800-316-7765 to respond to questions from customers.